The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated September 30, 2021

PRELIMINARY PRICING SUPPLEMENT No. U6192

(To the Underlying Supplement dated June 18, 2020,

Product Supplement No. I–C dated June 18, 2020,

Prospectus Supplement dated June 18, 2020 and

Prospectus dated June 18, 2020)

Equity Fund Linked Securities

Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-238458-02 September 30, 2021

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Biotech ETF and the SPDR® S&P 500® ETF Trust due October 27, 2023

■  Linked to the lowest performing of the SPDR® S&P® Biotech ETF and the SPDR® S&P 500® ETF Trust (each referred to as a “Fund” and collectively as the “Funds”)

■  Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call prior to stated maturity upon the terms described below. Whether the securities pay a contingent coupon, whether the securities are automatically called prior to stated maturity and, if they are not automatically called, whether you are repaid the original offering price of your securities at stated maturity will depend in each case on the fund closing price of the lowest performing Fund on the relevant calculation day. The lowest performing Fund on any calculation day is the Fund that has the lowest fund closing price on that calculation day as a percentage of its starting price

■  Contingent Coupon. The securities will pay a contingent coupon on a quarterly basis until the earlier of stated maturity or automatic call if, and only if, the fund closing price of the lowest performing Fund on the calculation day for that quarter is greater than or equal to its threshold price. However, if the fund closing price of the lowest performing Fund on a calculation day is less than its threshold price, you will not receive any contingent coupon for the relevant quarter. If the fund closing price of the lowest performing Fund is less than its threshold price on every calculation day, you will not receive any contingent coupons throughout the entire term of the securities. The contingent coupon rate will be determined on the pricing date and will be within the range of 8.00% to 9.00% per annum. Contingent coupons should not be viewed as ordinary periodic interest payments

■  Automatic Call. If the fund closing price of the lowest performing Fund on any of the quarterly calculation days from April 2022 to July 2023, inclusive, is greater than or equal to its starting price, we will automatically call the securities for the original offering price plus a final contingent coupon

■  Potential Loss of Principal. If the securities are not automatically called prior to stated maturity, you will receive the original offering price at stated maturity if, and only if, the ending price of the lowest performing Fund is greater than or equal to its threshold price. If the ending price of the lowest performing Fund is less than its threshold price, you will lose more than 30%, and possibly all, of the original offering price of your securities

■  The threshold price for each Fund is equal to 70% of its starting price

■  If the securities are not automatically called prior to stated maturity, you will have full downside exposure to the lowest performing Fund from its starting price to its ending price if its ending price is less than its threshold price, but you will not participate in any appreciation of any Fund and will not receive any dividends on shares of any Fund

■  Your return on the securities will depend solely on the performance of the Fund that is the lowest performing Fund on each calculation day. You will not benefit in any way from the performance of the better performing Fund. Therefore, you will be adversely affected if any Fund performs poorly, even if the other Fund performs favorably

■  All payments on the securities are subject to the credit risk of Credit Suisse; if Credit Suisse defaults on its obligations, you could lose some or all of your investment

■  No exchange listing; you should be willing and able to hold your securities to stated maturity

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PRS-13 of this pricing supplement and “Risk Factors” beginning on page PS-3 of the accompanying product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying underlying supplement, any product supplement, the prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)(2)	Proceeds to Issuer
Per Security	$1,000.00	$18.25	$981.75
Total
(1)	Wells Fargo Securities, LLC (“WFS”) is the agent for the distribution of the securities. WFS will receive an agent discount of up to $18.25 per security. The agent may resell the securities to other securities dealers at the original offering price less a concession not in excess of $12.50 per security. Such securities dealers may include those using the trade name Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the selling concession allowed to WFA, the agent will pay $0.75 per security of the agent discount to WFA as a distribution expense fee for each security sold by WFA. See “Supplemental Plan of Distribution” in this pricing supplement for further information.

(2)	Credit Suisse may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Credit Suisse AG (“Credit Suisse”) currently estimates the value of each $1,000 original offering price of the securities on the pricing date will be between $940 and $981.75 (as determined by reference to our pricing models and the rate we are currently paying to borrow funds through issuance of the securities (our “internal funding rate”)). This range of estimated values reflects terms that are not yet fixed. A single estimated value reflecting final terms will be determined on the pricing date. See “Selected Risk Considerations” in this pricing supplement.

The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Biotech ETF and the SPDR® S&P 500® ETF Trust due October 27, 2023

Additional Information about the Issuer and the Securities

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer on the date the securities are priced. We reserve the right to change the terms of, or reject any offer to purchase the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this pricing supplement together with the underlying supplement dated June 18, 2020, the product supplement dated June 18, 2020, the prospectus supplement dated June 18, 2020 and the prospectus dated June 18, 2020, relating to our Medium-Term Notes of which these securities are a part. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Underlying Supplement dated June 18, 2020:

https://www.sec.gov/Archives/edgar/data/1053092/000095010320011950/dp130454_424b2-eus.htm

•	Product Supplement No. I–C dated June 18, 2020:

https://www.sec.gov/Archives/edgar/data/1053092/000095010320011958/dp130587_424b2-ps1c.htm

•	Prospectus Supplement and Prospectus dated June 18, 2020:

https://www.sec.gov/Archives/edgar/data/1053092/000110465920074474/tm2019510-8_424b2.htm

In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in the underlying supplement, any accompanying product supplement, the prospectus supplement or prospectus, the terms described in this pricing supplement will control.

Our Central Index Key, or CIK, on the SEC website is 1053092. As used in this pricing supplement, “we,” “us,” or “our” refers to Credit Suisse.

This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. We may, without the consent of the registered holder of the securities and the owner of any beneficial interest in the securities, amend the securities to conform to its terms as set forth in this pricing supplement and the documents listed above, and the trustee is authorized to enter into any such amendment without any such consent. You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” in this pricing supplement and “Risk Factors” in any accompanying product supplement, “Foreign Currency Risks” in the accompanying prospectus, and any risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended, as the securities involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisors before deciding to invest in the securities.

PRS-2

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Biotech ETF and the SPDR® S&P 500® ETF Trust due October 27, 2023

Investor Considerations

We have designed the securities for investors who:

▪	seek an investment with contingent quarterly coupon payments at a rate of 8.00% to 9.00% per annum (to be determined on the pricing date) until the earlier of stated maturity or automatic call, if, and only if, the fund closing price of the lowest performing Fund on the applicable quarterly calculation day is greater than or equal to 70% of its starting price;

▪	understand that if the ending price of the lowest performing Fund is less than its threshold price, they will be fully exposed to the decline in the lowest performing Fund from its starting price to its ending price and will lose more than 30%, and possibly all, of the original offering price at stated maturity;

▪	are willing to accept the risk that they may not receive any contingent coupon on one or more, or any, quarterly contingent coupon payment dates over the term of the securities and may lose all of the original offering price per security at stated maturity;

▪	understand that the securities may be automatically called prior to stated maturity and that the term of the securities may be as short as approximately six months;

▪	understand that the return on the securities will depend solely on the performance of the lowest performing Fund on each calculation day and that they will not benefit in any way from the performance of the better performing Fund;

▪	understand that the securities are riskier than alternative investments linked to only one of the Funds or linked to a basket composed of the Funds;

▪	understand and are willing to accept the full downside risks of each Fund;

▪	are willing to forgo participation in any appreciation of any Fund and dividends on shares of the Funds; and

▪	are willing to hold the securities to stated maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

▪	seek a liquid investment or are unable or unwilling to hold the securities to stated maturity;

▪	require full payment of the original offering price of the securities at stated maturity;

▪ seek a security with a fixed term;

▪	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

▪	are unwilling to accept the risk that the ending price of the lowest performing Fund may be less than its threshold price;

▪	seek certainty of current income over the term of the securities;

▪	seek exposure to the upside performance of any or each Fund;

▪	seek exposure to a basket composed of each Fund or a similar investment in which the overall return is based on a blend of the performances of the Funds, rather than solely on the lowest performing Fund;

▪	are unwilling to accept the risk of exposure to the U.S. equity market or a specific industry within the U.S. equity market;

▪	are unwilling to accept the credit risk of Credit Suisse; or

▪	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-3

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Biotech ETF and the SPDR® S&P 500® ETF Trust due October 27, 2023

Terms of the Securities

Market Measures:	The SPDR® S&P® Biotech ETF and the SPDR® S&P 500® ETF Trust (each referred to as a “Fund,” and collectively as the “Funds”)
Pricing Date:	October 28, 2021.
Issue Date:	November 2, 2021 (T+3).
Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with an original offering price of $1,000.
Contingent Coupon:

On each contingent coupon payment date, you will receive a contingent coupon at a per annum rate equal to the contingent coupon rate if, and only if, the fund closing price of the lowest performing Fund on the immediately preceding calculation day is greater than or equal to its threshold price.

Each quarterly contingent coupon, if any, will be calculated per security as follows: $1,000 x contingent coupon rate / 4. Any contingent coupons will be rounded to the nearest cent, with one-half cent rounded upward.

If the fund closing price of the lowest performing Fund on any calculation day is less than its threshold price, you will not receive any contingent coupon on the related contingent coupon payment date. If the fund closing price of the lowest performing Fund is less than its threshold price on all quarterly calculation days, you will not receive any contingent coupons over the term of the securities.

Contingent Coupon Payment Dates:

Quarterly, on the third business day following each calculation day. Each calculation day may be postponed pursuant to “—Postponement of a Calculation Day” below, if applicable, provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity. If a calculation day is postponed with respect to one or more Funds, the related contingent coupon date will be three business days after the last calculation day as postponed.

No further contingent coupons will be payable following the call settlement date related to an automatic call. Contingent coupons will be payable to the holders of record at the close of business on the business day immediately preceding the applicable contingent coupon payment date, provided that the contingent coupon payable on the call settlement date or stated maturity, as applicable, will be payable to the person to whom the automatic call amount or the redemption amount, as applicable, is payable. The amount of any contingent coupon will not be adjusted in respect of any postponement of a contingent coupon payment date and no interest or other payment will be payable hereon because of any such postponement of a contingent coupon payment date.

Contingent Coupon Rate:	The “contingent coupon rate” will be determined on the pricing date and will be within the range of 8.00% to 9.00% per annum.
Automatic Call:

If the fund closing price of the lowest performing Fund on any of the quarterly calculation days from April 2022 to July 2023, inclusive, is greater than or equal to its starting price, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the original offering price per security (the “automatic call amount”) plus a final contingent coupon. The securities will not be subject to automatic call until the second quarterly calculation day, which is approximately six months after the issue date.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

PRS-4

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Biotech ETF and the SPDR® S&P 500® ETF Trust due October 27, 2023

Calculation Days:	Quarterly, on the 24th day of each January, April, July and October, commencing January 2022 and ending on the final calculation day, each subject to postponement as described below under “—Postponement of a Calculation Day.” We refer to October 24, 2023 as the “final calculation day.” To the extent that we make any change to the expected pricing date or expected issue date, the calculation days may also be changed in our discretion to ensure that the term of the securities remains the same.
Call Settlement Date:

Three business days after the applicable calculation day. Each calculation day may be postponed pursuant to “—Postponement of a Calculation Day” below, if applicable. If a calculation day is postponed with respect to one or more Funds, the related call settlement date will be three business days after the last calculation day as postponed.

Stated Maturity:	October 27, 2023. If the final calculation day is postponed for any Fund, the stated maturity will be the later of (i) October 27, 2023 and (ii) three business days after such final calculation day as postponed. See “—Postponement of a Calculation Day” below. To the extent that we make any change to the expected pricing date or expected issue date, stated maturity may also be changed in our discretion to ensure that the term of the securities remains the same. If the stated maturity is not a business day, the payment to be made at stated maturity will be made on the next succeeding business day with the same force and effect as if it had been made at stated maturity. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity. The amount of any contingent coupon will not be adjusted in respect of any postponement of the stated maturity and no interest or other payment will be payable hereon because of any such postponement of the stated maturity.
Payment at Stated Maturity:

If the securities are not automatically called prior to stated maturity, you will be entitled to receive at stated maturity a cash payment per security in U.S. dollars equal to the redemption amount (in addition to the final contingent coupon, if any). The “redemption amount” per security will equal:

•     if the ending price of the lowest performing Fund is greater than or equal to its threshold price: $1,000; or

•     if the ending price of the lowest performing Fund is less than its threshold price:

$1,000 × performance factor of the lowest performing Fund on the final calculation day

If the securities are not automatically called prior to stated maturity and the ending price of the lowest performing Fund is less than its threshold price, you will lose more than 30%, and possibly all, of the original offering price of your securities at stated maturity.

Any return on the securities will be limited to the sum of your contingent coupons, if any. You will not participate in any appreciation of any Fund, but you will have full downside exposure to the lowest performing Fund on the final calculation day if the ending price of that Fund is less than its threshold price.

All calculations with respect to the redemption amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the redemption amount will be rounded to the nearest cent, with one-half cent rounded upward.

All payments on the securities are subject to the credit risk of Credit Suisse; if Credit Suisse defaults on its obligations, you could lose some or all of your investment.

Lowest Performing Fund:	On any calculation day, the “lowest performing Fund” will be the Fund with the lowest performance factor on that calculation day (as such calculation day may be postponed for one or more Funds pursuant to “—Postponement of a Calculation Day” below, if applicable).
Performance Factor:	With respect to a Fund on any calculation day, its fund closing price on such calculation day divided by its starting price (expressed as a percentage).
Starting Price:

With respect to the SPDR® S&P® Biotech ETF: $ , which is its fund closing price on the pricing date.

With respect to the SPDR® S&P 500® ETF Trust: $ , which is its fund closing price on the pricing date

PRS-5

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Biotech ETF and the SPDR® S&P 500® ETF Trust due October 27, 2023

In the event that the fund closing price for any Fund is not available on the pricing date, the starting price for such Fund will be determined on the immediately following trading day on which a fund closing price is available.
Ending Price:	The “ending price” of a Fund will be its fund closing price on the final calculation day.
Threshold Price:	With respect to the SPDR® S&P® Biotech ETF: $ , which is equal to 70% of its starting price. With respect to the SPDR® S&P 500® ETF Trust: $ , which is equal to 70% of its starting price.
Fund Closing Price:

The “fund closing price” with respect to a Fund (or one unit of any other security for which a fund closing price must be determined) on any trading day means the product of (i) the closing price of one share of such Fund or such other security on such trading day and (ii) the adjustment factor applicable to such Fund on such trading day.

Closing Price:	The “closing price” with respect to a share of a Fund (or one unit of any other security for which a closing price must be determined) on any trading day means the price, at the scheduled weekday closing time, without regard to after hours or any other trading outside the regular trading session hours, of the share on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the share (or any such other security) is listed or admitted to trading.
Adjustment Factor:

The “adjustment factor” means, with respect to a share of a Fund (or one unit of any other security for which a fund closing price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of a Fund. See “Additional Terms of the Securities—Anti-dilution Adjustments Relating to the Funds; Alternate Calculation” below.

Postponement of a Calculation Day:	If any calculation day is not a trading day with respect to any Fund, such calculation day for each Fund will be postponed to the next succeeding day that is a trading day with respect to each Fund. A calculation day is also subject to postponement if a Market Disruption Event has occurred or is continuing, as set forth in “Additional Terms of the Securities—Market Disruption Events.”
Calculation Agent:	Credit Suisse International
No Listing:	The securities will not be listed on any securities exchange or automated quotation system.
Material Tax Consequences:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see “United States Federal Tax Considerations” herein.
Supplemental Plan of Distribution:

Under the terms of the distributor accession confirmation with WFS dated as of August 1, 2016, WFS will act as agent for the securities and will receive an agent discount of up to $18.25 per security. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $12.50 per security. Such securities dealers may include WFA (the trade name of the retail brokerage business of WFS affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). WFS will pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA.

In addition, Credit Suisse may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We expect to deliver the securities against payment for the securities on the issue date indicated herein, which may be a date that is greater than two business days following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the settlement date is more than two business days after the pricing date, purchasers who wish to transact in the securities more than two business days prior to the issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Prohibition of Sales to European Economic Area Retail Investors

PRS-6

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Biotech ETF and the SPDR® S&P 500® ETF Trust due October 27, 2023

Any securities which are the subject of the offering contemplated by this pricing supplement and the accompanying underlying supplement, product supplement, prospectus supplement and prospectus may not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For the purposes of this provision:

(a)    the expression “retail investor” means a person who is one (or more) of the following:

(i)        a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)       a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)      not a qualified investor as defined in Regulation (3)(e) (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(b)    the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of Sales to United Kingdom Retail Investors

Any securities which are the subject of the offering contemplated by this pricing supplement and the accompanying underlying supplement, product supplement, prospectus supplement and prospectus may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:

(a)    the expression “retail investor” means a person who is one (or more) of the following:

(i)        a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”) and the regulations made under the EUWA; or

(ii)       a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of United Kingdom domestic law by virtue of the EUWA and the regulations made under the EUWA; or

(iii)      not a qualified investor as defined in Regulation (3)(e) of the Prospectus Regulation; and

   (b)       the expression an  “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling any securities or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling any securities or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

PRS-7

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Biotech ETF and the SPDR® S&P 500® ETF Trust due October 27, 2023

Denominations:	$1,000 and any integral multiple of $1,000.
Events of Default:

With respect to these securities, the first bullet of the first sentence of “Description of Debt Securities—Events of Default” in the accompanying prospectus is amended to read in its entirety as follows:

•       a default in payment of the principal or any premium on any debt security of that series when due, and such default continues for 30 days;

CUSIP:	22552XWM1

PRS-8

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Biotech ETF and the SPDR® S&P 500® ETF Trust due October 27, 2023

Supplemental Terms of the Securities

For purposes of the securities offered by this pricing supplement, all references to each of the following terms used in the accompanying underlying supplement, any product supplement will be deemed to refer to the corresponding term used in this pricing supplement, as set forth in the table below:

Product Supplement Term	Pricing Supplement Term
Underlying	Fund
Trade date	Pricing date
Principal amount	Original offering price
Valuation date	Final calculation day
Maturity date	Stated maturity
Early redemption	Automatic call
Observation date	Calculation day
Early redemption date	Call settlement date
Lowest performing underlying	Lowest performing Fund
Initial level	Starting price
Final level	Ending price
Knock-in level	Threshold price
Closing level	Fund closing price

PRS-9

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Biotech ETF and the SPDR® S&P 500® ETF Trust due October 27, 2023

Determining Payment on a Contingent Coupon Payment Date and at Stated Maturity

If the securities have not been previously automatically called, on each quarterly contingent coupon payment date, you will either receive a contingent coupon or you will not receive a contingent coupon, depending on the fund closing price of the lowest performing Fund on the related quarterly calculation day.

Step 1: Determine which Fund is the lowest performing Fund on the relevant calculation day. The lowest performing Fund on any calculation day is the Fund with the lowest performance factor on that calculation day. The performance factor of a Fund on a calculation day is its fund closing price on that calculation day as a percentage of its starting price (i.e., its fund closing price on that calculation day divided by its starting price).

Step 2: Determine whether a contingent coupon is paid on the applicable contingent coupon payment date based on the fund closing price of the lowest performing Fund on the relevant calculation day, as follows:

On stated maturity, if the securities have not been automatically called prior to stated maturity, you will receive (in addition to the final contingent coupon, if any) a cash payment per security (the redemption amount) calculated as follows:

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day. The lowest performing Fund on the final calculation day is the Fund with the lowest performance factor on the final calculation day. The performance factor of a Fund on the final calculation day is its ending price as a percentage of its starting price (i.e., its ending price divided by its starting price).

Step 2: Calculate the redemption amount based on the ending price of the lowest performing Fund, as follows:

PRS-10

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Biotech ETF and the SPDR® S&P 500® ETF Trust due October 27, 2023

Hypothetical Payout Profile

The following profile illustrates the potential payment at stated maturity on the securities (excluding the final contingent coupon, if any) for a range of hypothetical performances of the lowest performing Fund on the final calculation day from its starting price to its ending price, assuming the securities have not been automatically called prior to the stated maturity. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending price of the lowest performing Fund and whether you hold your securities to stated maturity. The performance of the better performing Fund is not relevant to your return on the securities.

PRS-11

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Biotech ETF and the SPDR® S&P 500® ETF Trust due October 27, 2023

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in this pricing supplement and the accompanying underlying supplement, any product supplement, prospectus supplement and prospectus, including the documents they incorporate by reference. An investment in the securities involves significant risks. This section describes material risks relating to an investment in the securities.

Risks Relating to the Securities Generally

If The Securities Are Not Automatically Called Prior To Stated Maturity, You May Lose Some Or All Of The Original Offering Price Of Your Securities At Stated Maturity.

If the securities are not automatically called prior to stated maturity, you may receive less at stated maturity than you originally invested in the securities, or you may receive nothing, excluding contingent coupons, if any. If the ending price of the lowest performing Fund is less than its threshold price, you will be fully exposed to any depreciation in the lowest performing Fund. In this case, the payment at stated maturity you will be entitled to receive will be less than the original offering price of your securities, and you could lose your entire investment. It is not possible to predict whether the ending price of the lowest performing Fund will be less than its threshold price and, in such case, by how much the price of the lowest performing Fund has decreased from its starting price to its ending price. Any payment on the securities is subject to our ability to pay our obligations as they become due.

Regardless Of The Amount Of Any Payment You Receive On The Securities, Your Actual Yield May Be Different In Real Value Terms.

Inflation may cause the real value of any payment you receive on the securities to be less at stated maturity than it is at the time you invest. An investment in the securities also represents a forgone opportunity to invest in an alternative asset that generates a higher real return. You should carefully consider whether an investment that may result in a return that is lower than the return on alternative investments is appropriate for you.

The Securities Will Not Pay More Than The Original Offering Price Of Your Securities, Plus Contingent Coupons, If Any.

The securities will not pay more than the original offering price of your securities, plus contingent coupons, if any, regardless of the performance of any Fund. Even if the ending price of each Fund is greater than its respective starting price, you will not participate in the appreciation of any Fund. Therefore, the maximum amount payable with respect to the securities (excluding contingent coupons, if any) is $1,000 for each $1,000 original offering price. This payment will not be increased to include reimbursement for any discounts or commissions and hedging and other transaction costs, even upon an Automatic Call.

The Securities Do Not Provide For Regular Fixed Interest Payments.

Unlike conventional debt securities, the securities do not provide for regular fixed interest payments. The number of contingent coupons you receive over the term of the securities, if any, will depend on the performance of the Funds during the term of the securities. On each quarterly contingent coupon payment date you will receive a contingent coupon if, and only if, the fund closing price of the lowest performing Fund on the immediately preceding calculation day is greater than or equal to its threshold price. If the fund closing price of the lowest performing Fund on any calculation day is less than its threshold price, you will not receive any contingent coupon on the related contingent coupon payment date, and if the fund closing price of the lowest performing Fund is less than its threshold price on each calculation day over the term of the securities, you will not receive any contingent coupons during the term of the securities. Thus, the securities are not a suitable investment for investors who require regular fixed income payments, since the number of contingent coupons is variable and may be zero.

In addition, if interest rates generally increase over the term of the securities, it is more likely that the contingent coupon, if any, could be less than the yield one might receive based on market rates at that time. This would have the further effect of decreasing the value of your securities both nominally in terms of below-market coupons and in real value terms. Furthermore, it is possible that you will not receive some or all of the contingent coupons over the term of the securities, and still lose your initial investment. Even if you do receive some or all of your initial investment at stated maturity, you will not be compensated for the time value of money. These securities are not short-term investments, so you should carefully consider these risks before investing.

PRS-12

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Biotech ETF and the SPDR® S&P 500® ETF Trust due October 27, 2023

Contingent Coupons, If Any, Are Paid On A Periodic Basis And Are Based Solely On The Fund Closing Prices Of The Funds On The Specified Calculation Days.

Whether the contingent coupon will be paid with respect to a calculation day will be based on the fund closing prices of the Funds on such day. As a result, you will not know whether you will receive the contingent coupon until near the end of the relevant period. Moreover, because the contingent coupon is based solely on the fund closing prices of the Funds on a specific calculation day, if the fund closing price of a Fund is less than its threshold price on a calculation day, you will not receive any contingent coupon with respect to such calculation day, even if the fund closing price of such Fund was higher on other days during the relevant period.

Your Return On The Securities Will Depend Solely On The Performance Of The Fund That Is The Lowest Performing Fund On Each Calculation Day, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Fund.

Your return on the securities will depend solely on the performance of the Fund that is the lowest performing Fund on each calculation day. Although it is necessary for each Fund to close above its respective threshold price on the relevant calculation day in order for you to receive a quarterly contingent coupon and for you to be repaid the original offering price of your securities at stated maturity, you will not benefit in any way from the performance of the better performing Fund. The securities may underperform an alternative investment linked to a basket composed of the Funds, since in such case the performance of the better performing Fund would be blended with the performance of the lowest performing Fund, resulting in a better return than the return of the lowest performing Fund alone.

The Starting Price Of Any Fund May Be Determined On A Date Later Than The Pricing Date.

The starting price of any Fund may be determined after the pricing date. In the event that the fund closing price for any Fund is not available on the pricing date, the starting price for such Fund will be determined on the immediately following trading day on which a fund closing price is available. Under these circumstances, you will not know the starting price of such Fund until a date later than the pricing date.

More Favorable Terms Are Generally Associated With Greater Expected Volatility, And Can Indicate A Greater Risk Of Loss.

“Volatility” refers to the frequency and magnitude of changes in the price of a Fund. The greater the expected volatility with respect to a Fund on the pricing date, the higher the expectation as of the pricing date that the fund closing price of such Fund could be less than its threshold price on any calculation day, indicating a higher expected risk of loss on the securities. This greater expected risk will generally be reflected in a higher contingent coupon rate than the yield payable on our conventional debt securities with a similar stated maturity, or in more favorable terms (such as lower threshold prices) than for similar securities linked to the performance of a fund with a lower expected volatility as of the pricing date. You should therefore understand that a relatively higher contingent coupon rate may indicate an increased risk of loss. Further, relatively lower threshold prices may not necessarily indicate that you will receive a contingent coupon on any contingent coupon payment date or that the securities have a greater likelihood of a return of principal at stated maturity. The volatility of any Fund can change significantly over the term of the securities. The prices of the Funds for your securities could fall sharply, which could result in a significant loss of principal. You should be willing to accept the downside market risk of the Funds and the potential to lose a significant portion, and possibly all, of the original offering price per security at stated maturity.

The Securities Are Subject To A Potential Automatic Call, Which Would Limit Your Opportunity To Be Paid Contingent Coupons Over The Full Term Of The Securities.

The securities are subject to a potential automatic call. If the fund closing price of the lowest performing Fund on any of the quarterly calculation days is greater than or equal to its starting price, the securities will be automatically called and you will be entitled to receive a cash payment equal to the original offering price of the securities you hold and the contingent coupon payable on that contingent coupon payment date, and no further payments will be made in respect of the securities. In this case, you will lose the opportunity to continue to be paid contingent coupons from the call settlement date to the scheduled stated maturity.

The Securities Are Subject To A Potential Automatic Call, Which Exposes You To Reinvestment Risk.

The securities are subject to a potential automatic call. If the securities are automatically called prior to the stated maturity, you may be unable to invest in other securities with a similar level of risk that provide you with the opportunity to be paid the same coupons as the securities.

PRS-13

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Biotech ETF and the SPDR® S&P 500® ETF Trust due October 27, 2023

A Contingent Coupon Payment Date, A Call Settlement Date And The Stated Maturity May Be Postponed If A Calculation Day Is Postponed.

A calculation day (including the final calculation day) will be postponed if the applicable originally scheduled calculation day is not a trading day or if the calculation agent determines that a market disruption event has occurred or is continuing on that calculation day. If a postponement occurs with respect to a calculation day other than the final calculation day for any Fund, then the related contingent coupon payment date or call settlement date, as applicable, will be postponed. If a postponement occurs with respect to the final calculation day for any Fund, the stated maturity will be the later of (i) the initial stated maturity and (ii) three business days after the last final calculation day as postponed. For additional information, see “Additional Terms of the Securities—Market Disruption Events” and “Terms of the Securities—Postponement of a Calculation Day” herein.

Postponement Of Certain Dates May Adversely Affect Your Return.

If the calculation agent determines that a market disruption event has occurred or that any calculation day is not a trading day, it is possible that one or more calculation days and stated maturity will be postponed, and your return could be adversely affected. No coupon payments or other payment will be payable as a result of such postponement. For additional information, see “Additional Terms of the Securities—Market Disruption Events” and “Terms of the Securities—Postponement of a Calculation Day” herein.

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in “United States Federal Tax Considerations” below. If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized by U.S. investors and the withholding tax consequences to non-U.S. investors, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Risks Relating to the Funds

The Securities Are Subject To The Full Risks Of Each Fund And Will Be Negatively Affected If Any Fund Performs Poorly, Even If The Other Fund Performs Favorably.

You are subject to the full risks of each Fund. If any Fund performs poorly, you will be negatively affected, even if the other Fund performs favorably. The securities are not linked to a basket composed of the Funds, where the better performance of some Funds could offset the poor performance of others. Instead, you are subject to the full risks of whichever Fund is the lowest performing Fund on each calculation day. For example, if one Fund appreciates from its starting price to its ending price, but the ending price of the lowest performing Fund is less than its threshold price, you will be exposed to the depreciation of the lowest performing Fund and you will not benefit from the performance of the Fund that appreciated. As a result, the securities are riskier than an alternative investment linked to only one of the Funds or linked to a basket composed of the Funds. Each additional Fund to which the securities are linked increases the risk that the securities will perform poorly. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Fund.

It is impossible to predict the relationship between the Funds. If the performances of the Funds exhibit no correlation to each other, it is more likely that one of the Funds will cause the securities to perform poorly. However, if the performances of the equity securities included in each Fund are related such that the performances of the Funds are correlated, then there is less likelihood that only one Fund will cause the securities to perform poorly. Furthermore, to the extent that each Fund represents a different market segment or market sector, the risk of one Fund performing poorly is greater. As a result, you are not only taking market risk on each Fund, you are also taking a risk relating to the relationship among the Funds.

There Are Risks Associated With The Funds.

Although shares of the Funds are listed for trading on a national securities exchange and a number of similar products have been traded on various national securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Funds or that there will be liquidity in the trading market. Each Fund is subject to management risk, which is the risk that a Fund’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. Pursuant to each Fund’s investment strategy or otherwise, its investment advisor may add, delete or substitute the assets held by such Fund. Any of these actions could adversely affect the price of the shares of each Fund and consequently the value of the securities. For additional information on the Funds, see “The SPDR® S&P® Biotech ETF” and “The SPDR® S&P 500® ETF Trust” herein.

PRS-14

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Biotech ETF and the SPDR® S&P 500® ETF Trust due October 27, 2023

Under continuous listing standards adopted by the NYSE Arca, each Fund will be required to confirm on an ongoing basis that the securities included in its tracked index satisfy the applicable listing requirements. In the event that a tracked index does not comply with the applicable listing requirements, such Fund would be required to rectify such non-compliance by requesting that such tracked index sponsor modify such tracked index, transitioning to a new tracked index or obtaining relief from the SEC. There can be no assurance that such tracked index sponsor would modify such tracked index or that relief would be obtained from the SEC and, therefore, non-compliance with the continuous listing standards may result in such Fund being delisted by the NYSE Arca.

The Performance And Market Value Of Each Fund, Particularly During Periods Of Market Volatility, May Not Correlate To The Performance Of Its Tracked Index.

Each Fund will generally invest in all of the equity securities included in the index tracked by such Fund (each such index, a “tracked index”), but may not fully replicate such tracked index. There may be instances where a Fund’s investment advisor may choose to overweight another stock in such Fund’s tracked index, purchase securities not included in such Fund’s tracked index that such investment advisor believes are appropriate to substitute for a security included in such tracked index or utilize various combinations of other available investment techniques. In addition, the performance of each Fund will reflect additional transaction costs and fees that are not included in the calculation of such Fund’s tracked index. Finally, because the shares of each Fund are traded on a national securities exchange and are subject to market supply and investor demand, the market value of one share of each Fund may differ from the net asset value per share of such Fund.

During periods of market volatility, securities held by each Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of such Fund and the liquidity of such Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares in each Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of each Fund. As a result, under these circumstances, the market value of shares of each Fund may vary substantially from the net asset value per share of such Fund. For all the foregoing reasons, the performance of each Fund may not correlate with the performance of its tracked index. For additional information on the Funds, see “The SPDR® S&P® Biotech ETF” and “The SPDR® S&P 500® ETF Trust” herein.

The Stocks Included In The SPDR® S&P® Biotech ETF Are Concentrated In One Particular Sector.

All of the stocks included in the SPDR® S&P® Biotech ETF are issued by companies in a single sector. As a result, the stocks that will determine the performance of the SPDR® S&P® Biotech ETF are concentrated in a single sector. Although an investment in the securities will not give holders any ownership or other direct interests in the stocks held by the SPDR® S&P® Biotech ETF, the return on an investment in the securities will be subject to certain risks associated with a direct equity investment in companies in a single sector. Accordingly, by investing in the securities, you will not benefit from the diversification which could result from an investment linked to companies that operate in a broader range of sectors.

Historical Performance Of Any Fund Is Not Indicative Of Its Future Performance.

The future performance of any Fund cannot be predicted based on its historical performance. We cannot guarantee that the fund closing price or ending price of any Fund will be at a price that would result in a positive return on your overall investment in the securities.

We Cannot Control The Actions Of Any Issuers Whose Equity Securities Are Included In Or Held By Any Fund.

We cannot control the actions of any issuers of the equity securities included in or held by any Fund. Actions by such issuers may have an adverse effect on the price of the relevant Fund and, consequently, on the value of the securities.

No Ownership Rights Relating To The Funds.

Your return on the securities will not reflect the return you would realize if you actually owned shares of the Funds or the assets that comprise the Funds. The return on your investment is not the same as the total return you would receive based on the purchase of shares of the Funds or the assets that comprise the Funds.

No Dividend Payments Or Voting Rights.

As a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights with respect to shares of the Funds or the assets that comprise the Funds.

PRS-15

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Biotech ETF and the SPDR® S&P 500® ETF Trust due October 27, 2023

Anti-Dilution Protection Is Limited.

The calculation agent will make anti-dilution adjustments for certain events affecting the Funds. However, an adjustment will not be required in response to all events that could affect the Funds. If an event occurs that does not require the calculation agent to make an adjustment, or if an adjustment is made but such adjustment does not fully reflect the economics of such event, the value of the securities may be materially and adversely affected. See “Additional Terms of the Securities—Anti-dilution Adjustments Relating to the Funds; Alternate Calculation” herein.

Government Regulatory Action, Including Legislative Acts And Executive Orders, Could Result In Material Changes To The Funds And Could Negatively Affect Your Return On The Securities.

Government regulatory action, including legislative acts and executive orders, could materially affect the Funds. For example, in response to recent executive orders, stocks of companies that are determined to be linked to the People’s Republic of China military, intelligence and security apparatus may be delisted from a U.S. exchange, removed as a component in indices or exchange traded funds, or transactions in, or holdings of, securities with exposure to such stocks may otherwise become prohibited under U.S. law. If government regulatory action results in such consequences, there may be a material and negative effect on the securities.

Risks Relating to the Issuer

The Securities Are Subject To The Credit Risk Of Credit Suisse.

Investors are dependent on our ability to pay all amounts due on the securities and, therefore, if we were to default on our obligations, you may not receive any amounts owed to you under the securities. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the securities prior to stated maturity.

Credit Suisse Is Subject To Swiss Regulation.

As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the securities and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the securities.

Risks Relating to Conflicts of Interest

Hedging And Trading Activity Could Adversely Affect Our Payment To You At Stated Maturity.

Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may carry out hedging activities related to the securities, including in the Funds or instruments related to the Funds. Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may also trade in the Funds or instruments related to the Funds from time to time. Any of these hedging or trading activities on or prior to the pricing date and during the term of the securities could adversely affect our payment to you at stated maturity.

Our Economic Interests Are Potentially Adverse To Your Interests.

We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent for the offering of the securities, hedging our obligations under the securities and determining their estimated value. In performing these duties, the economic interests of us and our affiliates are potentially adverse to your interests as an investor in the securities. Further, hedging activities may adversely affect any payment on or the value of the securities. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the securities, which creates an additional incentive to sell the securities to you.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

Unpredictable Economic And Market Factors Will Affect The Value Of The Securities.

The payout on the securities can be replicated using a combination of the components described in “The Estimated Value Of The Securities On The Pricing Date May Be Less Than The Original Offering Price.” Therefore, in addition to the fund closing prices of any Fund, the terms of the securities at issuance and the value of the securities prior to stated maturity may be influenced by factors that impact the value of fixed income securities and options in general such as:

o	the expected and actual volatility of the Funds;

PRS-16

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Biotech ETF and the SPDR® S&P 500® ETF Trust due October 27, 2023

o	the expected and actual correlation, if any, between the Funds;

o	the time to stated maturity of the securities;

o	the dividend rate on the equity securities included in the Funds;

o	interest and yield rates in the market generally;

o	investors’ expectations with respect to the rate of inflation;

o	events affecting companies engaged in the industry tracked by the SPDR® S&P® Biotech ETF;

o	geopolitical conditions and economic, financial, political, regulatory, judicial or other events that affect the components included in the Funds or markets generally and which may affect the prices of the Funds; and

o	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to stated maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

The Estimated Value Of The Securities On The Pricing Date May Be Less Than The Original Offering Price.

The initial estimated value of your securities on the pricing date (as determined by reference to our pricing models and our internal funding rate) may be significantly less than the original offering price. The original offering price of the securities includes any discounts or commissions as well as transaction costs such as expenses incurred to create, document and market the securities and the cost of hedging our risks as issuer of the securities through one or more of our affiliates (which includes a projected profit). These costs will be effectively borne by you as an investor in the securities. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the securities (except to the extent discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

On the pricing date, we value the components of the securities in accordance with our pricing models. These include a fixed income component valued using our internal funding rate, and individual option components valued using proprietary pricing models dependent on inputs such as volatility, correlation, dividend rates, interest rates and other factors, including assumptions about future market events and/or environments. These inputs may be market-observable or may be based on assumptions made by us in our discretionary judgment. As such, the payout on the securities can be replicated using a combination of these components and the value of these components, as determined by us using our pricing models, will impact the terms of the securities at issuance. Our option valuation models are proprietary. Our pricing models take into account factors such as interest rates, volatility and time to stated maturity of the securities, and they rely in part on certain assumptions about future events, which may prove to be incorrect.

Because Credit Suisse’s pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by Credit Suisse (even among issuers with similar creditworthiness), our estimated value at any time may not be comparable to estimated values of similar securities of other issuers

If On The Pricing Date The Internal Funding Rate We Use In Structuring Notes Such As These Securities Is Lower Than The Interest Rate That Is Reflected In The Yield On Our Conventional Debt Securities Of Similar Maturity In The Secondary Market (Our “Secondary Market Credit Spreads”), We Expect That The Economic Terms Of The Securities Will Generally Be Less Favorable To You Than They Would Have Been If Our Secondary Market Credit Spread Had Been Used In Structuring The Securities.

The internal funding rate we use in structuring securities such as these securities is typically lower than the interest rate that is reflected in the yield on our conventional debt securities of similar maturity in the secondary market (our “secondary market credit spreads”). If on the pricing date our internal funding rate is lower than our secondary market credit spreads, we expect that the economic terms of the securities will generally be less favorable to you than they would have been if our secondary market credit spread had been used in structuring the securities. We will also use our internal funding rate to determine the price of the securities if we post a bid to repurchase your securities in secondary market transactions. See “The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Credit Suisse Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market” below.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Credit Suisse Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

If Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) bid for your securities in secondary market transactions, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the original offering price and the estimated value of the securities on the pricing date. Neither Credit Suisse (or any of its affiliates) nor WFS (or any of its

PRS-17

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Biotech ETF and the SPDR® S&P 500® ETF Trust due October 27, 2023

affiliates) is obligated to make a secondary market. The estimated value of the securities on the cover of this pricing supplement does not represent a minimum price at which Credit Suisse or WFS would be willing to buy the securities in the secondary market (if any exists) at any time. The secondary market price of your securities at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models, the related inputs and other factors, including our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is higher than our secondary market credit spreads, our secondary market bid for your securities could be less favorable than what other dealers might bid because, assuming all else equal, we use the higher internal funding rate to price the securities and other dealers might use the lower secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the pricing date, the secondary market price of your securities will be lower than the original offering price because it will not include any discounts or commissions and hedging and other transaction costs. If you sell your securities to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your securities may be lower than the price at which we may repurchase the securities from such dealer.

Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may initially post a bid to repurchase the securities from you at a price that will exceed the then-current estimated value of the securities. That higher price reflects our projected profit and costs, which may include discounts and commissions that were included in the original offering price, and that higher price may also be initially used for account statements or otherwise. Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of approximately three months.

The securities are not designed to be short-term trading instruments and any sale prior to stated maturity could result in a substantial loss to you. You should be willing and able to hold your securities to stated maturity.

The Securities Will Not Be Listed On Any Securities Exchange And A Trading Market For The Securities May Not Develop.

The securities will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the securities in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the securities. If you have to sell your securities prior to stated maturity, you may not be able to do so or you may have to sell them at a substantial loss.

PRS-18

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Biotech ETF and the SPDR® S&P 500® ETF Trust due October 27, 2023

Supplemental Use of Proceeds and Hedging

We intend to use the proceeds of this offering for our general corporate purposes, which may include the refinancing of existing debt outside Switzerland. Some or all of the proceeds we receive from the sale of the securities may be used in connection with hedging our obligations under the securities through one or more of our affiliates. Such hedging or trading activities on or prior to the pricing date and during the term of the securities (including on any calculation day) could adversely affect the prices of the Funds and, as a result, could decrease the amount you may receive on the securities at stated maturity. For additional information, see “Supplemental Use of Proceeds and Hedging” in the accompanying product supplement.

PRS-19

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Biotech ETF and the SPDR® S&P 500® ETF Trust due October 27, 2023

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to stated maturity, you will receive the original offering price of your securities plus a final contingent coupon on the call settlement date. In the event the securities are automatically called, your total return on the securities will equal any contingent coupons received prior to the call settlement date and the contingent coupon received on the call settlement date.

If the securities are not automatically called:

If the securities are not automatically called prior to stated maturity, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Fund on the final calculation day, the hypothetical redemption amount payable at stated maturity per security (excluding the final contingent coupon, if any). The performance factor of the lowest performing Fund on the final calculation day is its ending price expressed as a percentage of its starting price (i.e., its ending price divided by its starting price).

Hypothetical performance factor of lowest performing Fund on final calculation day	Hypothetical payment at stated maturity per security
200%	$1,000
175%	$1,000
160%	$1,000
150%	$1,000
140%	$1,000
130%	$1,000
120%	$1,000
110%	$1,000
100%	$1,000
90%	$1,000
80%	$1,000
70%	$1,000
69%	$690
60%	$600
50%	$500
40%	$400
30%	$300
25%	$250
0%	$0

The above figures do not take into account contingent coupons, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the redemption amount received at stated maturity; any positive return will be based solely on the contingent coupons, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual ending price of the lowest performing Fund. The performance of the better performing Fund is not relevant to your return on the securities.

PRS-20

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Biotech ETF and the SPDR® S&P 500® ETF Trust due October 27, 2023

Hypothetical Contingent Coupons

Set forth below are three examples that illustrate how to determine whether a contingent coupon will be paid and whether the securities will be automatically called on a quarterly contingent coupon payment date prior to stated maturity. The examples do not reflect any specific quarterly contingent coupon payment date. The following examples reflect a hypothetical contingent coupon rate of 8.00% per annum (the bottom of the specified range for the contingent coupon rate) and assume the hypothetical starting price, threshold price and fund closing prices for each Fund indicated in the examples. The actual contingent coupon rate will be determined on the pricing date. The terms used for purposes of these hypothetical examples do not represent any actual starting price or threshold price. The hypothetical starting price of $100 for each Fund has been chosen for illustrative purposes only and does not represent the actual starting price for any Fund. The actual starting price and threshold price for each Fund will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual fund closing prices of the Funds, see the historical information set forth herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The fund closing price of the lowest performing Fund on the relevant calculation day is greater than or equal to its threshold price and less than its starting price. As a result, investors receive a contingent coupon on the applicable quarterly contingent coupon payment date and the securities are not automatically called.

	SPDR® S&P® Biotech ETF	SPDR® S&P 500® ETF Trust
Hypothetical starting price:	$100	$100
Hypothetical fund closing price on relevant calculation day:	$95	$85
Hypothetical threshold price:	$70	$70
Performance factor (fund closing price on calculation day divided by starting price):	95%	85%

Step 1: Determine which Fund is the lowest performing Fund on the relevant calculation day.

In this example, the SPDR® S&P 500® ETF Trust has the lowest performance factor and is, therefore, the lowest performing Fund on the relevant calculation day.

Step 2: Determine whether a contingent coupon will be paid and whether the securities will be automatically called on the applicable quarterly contingent coupon payment date.

Since the hypothetical fund closing price of the lowest performing Fund on the relevant calculation day is greater than or equal to its threshold price, but less than its starting price, you would receive a contingent coupon on the applicable contingent coupon payment date and the securities would not be automatically called. The contingent coupon would be equal to $20.00 per security, which is the product of $1,000 × 8.00% per annum / 4.

Example 2. The fund closing price of the lowest performing Fund on the relevant calculation day is less than its threshold price. As a result, investors do not receive a contingent coupon on the applicable quarterly contingent coupon payment date and the securities are not automatically called.

	SPDR® S&P® Biotech ETF	SPDR® S&P 500® ETF Trust
Hypothetical starting price:	$100	$100
Hypothetical fund closing price on relevant calculation day:	$50	$110
Hypothetical threshold price:	$70	$70
Performance factor (fund closing price on calculation day divided by starting price):	50%	110%

Step 1: Determine which Fund is the lowest performing Fund on the relevant calculation day.

In this example, the SPDR® S&P® Biotech ETF has the lowest performance factor and is, therefore, the lowest performing Fund on the relevant calculation day.

Step 2: Determine whether a contingent coupon will be paid and whether the securities will be automatically called on the applicable quarterly contingent coupon payment date.

PRS-21

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Biotech ETF and the SPDR® S&P 500® ETF Trust due October 27, 2023

Example 3. The fund closing price of the lowest performing Fund on the relevant calculation day is greater than or equal to its starting price. As a result, the securities are automatically called on the applicable quarterly contingent coupon payment date for the original offering price plus a final contingent coupon.

	SPDR® S&P® Biotech ETF	SPDR® S&P 500® ETF Trust
Hypothetical starting price:	$100	$100
Hypothetical fund closing price on relevant calculation day:	$105	$120
Hypothetical threshold price:	$70	$70
Performance factor (fund closing price on calculation day divided by starting price):	105%	120%

Step 1: Determine which Fund is the lowest performing Fund on the relevant calculation day.

In this example, the SPDR® S&P® Biotech ETF has the lowest performance factor and is, therefore, the lowest performing Fund on the relevant calculation day.

Step 2: Determine whether a contingent coupon will be paid and whether the securities will be automatically called on the applicable quarterly contingent coupon payment date.

Since the hypothetical fund closing price of the lowest performing Fund on the relevant calculation day is greater than or equal to its starting price, the securities would be automatically called and you would receive the original offering price plus a final contingent coupon on the applicable contingent coupon payment date, which is also referred to as the call settlement date. On the call settlement date, you would receive $1,020.00 per security.

If the securities are automatically called prior to stated maturity, you will not receive any further payments after the call settlement date.

PRS-22

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Biotech ETF and the SPDR® S&P 500® ETF Trust due October 27, 2023

Hypothetical Payments at Stated Maturity

Set forth below are three examples of calculations of the redemption amount payable at stated maturity, assuming that the securities have not been automatically called prior to stated maturity and assuming the hypothetical starting price, threshold price and ending prices for each Fund indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price or threshold price. The hypothetical starting price of $100 for each Fund has been chosen for illustrative purposes only and does not represent the actual starting price for any Fund. The actual starting price and threshold price for each Fund will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual fund closing prices of the Funds, see the historical information set forth herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The ending price of the lowest performing Fund is greater than its starting price, the redemption amount is equal to the original offering price of your securities at stated maturity and you receive a final contingent coupon:

	SPDR® S&P® Biotech ETF	SPDR® S&P 500® ETF Trust
Hypothetical starting price:	$100	$100
Hypothetical ending price:	$135	$150
Hypothetical threshold price:	$70	$70
Performance factor (ending price divided by starting price):	135%	150%

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day.

In this example, the SPDR® S&P® Biotech ETF has the lowest performance factor and is, therefore, the lowest performing Fund on the final calculation day.

Step 2: Determine the redemption amount based on the ending price of the lowest performing Fund.

Since the hypothetical ending price of the lowest performing Fund is greater than its hypothetical threshold price, the redemption amount would equal the original offering price. Although the hypothetical ending price of the lowest performing Fund is significantly greater than its hypothetical starting price in this scenario, the redemption amount will not exceed the original offering price.

In addition to any contingent coupons received during the term of the securities, at stated maturity you would receive $1,000 per security as well as a final contingent coupon.

Example 2. The ending price of the lowest performing Fund is less than its starting price but greater than its threshold price, the redemption amount is equal to the original offering price of your securities at stated maturity and you receive a final contingent coupon:

	SPDR® S&P® Biotech ETF	SPDR® S&P 500® ETF Trust
Hypothetical starting price:	$100	$100
Hypothetical ending price:	$85	$120
Hypothetical threshold price:	$70	$70
Performance factor (ending price divided by starting price):	85%	120%

PRS-23

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Biotech ETF and the SPDR® S&P 500® ETF Trust due October 27, 2023

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day.

In this example, the SPDR® S&P® Biotech ETF has the lowest performance factor and is, therefore, the lowest performing Fund on the final calculation day.

Step 2: Determine the redemption amount based on the ending price of the lowest performing Fund.

Since the hypothetical ending price of the lowest performing Fund is less than its hypothetical starting price, but greater than or equal to its threshold price, you would be repaid the original offering price of your securities at stated maturity.

In addition to any contingent coupons received during the term of the securities, at stated maturity you would receive $1,000 per security as well as a final contingent coupon.

Since the hypothetical fund closing price of the lowest performing Fund on the relevant calculation day is less than its threshold price, you would not receive a contingent coupon on the applicable contingent coupon payment date. In addition, the securities would not be automatically called, even though the fund closing price of the better performing Fund on the relevant calculation day is greater than its starting price. As this example illustrates, whether you receive a contingent coupon and whether the securities are automatically called on a quarterly contingent coupon payment date will depend solely on the fund closing price of the lowest performing Fund on the relevant calculation day. The performance of the better performing Fund is not relevant to your return on the securities.

Example 3. The ending price of the lowest performing Fund is less than its threshold price, the redemption amount is less than the original offering price of your securities at stated maturity and you do not receive a final contingent coupon:

	SPDR® S&P® Biotech ETF	SPDR® S&P 500® ETF Trust
Hypothetical starting price:	$100	$100
Hypothetical ending price:	$45	$115
Hypothetical threshold price:	$70	$70
Performance factor (ending price divided by starting price):	45%	115%

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day.

In this example, the SPDR® S&P® Biotech ETF has the lowest performance factor and is, therefore, the lowest performing Fund on the final calculation day.

Step 2: Determine the redemption amount based on the ending price of the lowest performing Fund.

Since the hypothetical ending price of the lowest performing Fund is less than its threshold price, you would lose a portion of the original offering price of your securities and receive the redemption amount equal to $450 per security, calculated as follows:

= $1,000 × performance factor of the lowest performing Fund on the final calculation day

= $1,000 × 45%

= $450

In addition to any contingent coupons received during the term of the securities, at stated maturity you would receive $450 per security, but no final contingent coupon.

These examples illustrate that you will not participate in any appreciation of any Fund, but will be fully exposed to a decrease in the lowest performing Fund from its starting price to its ending price if the ending price of the lowest performing Fund is less than its threshold price, even if the ending price of the other Fund has appreciated or has not declined below its respective threshold price. To the extent that the starting price, threshold price and ending price of the lowest performing Fund differ from the values assumed above, the results indicated above would be different.

PRS-24

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Biotech ETF and the SPDR® S&P 500® ETF Trust due October 27, 2023

Additional Terms of the Securities

The securities are senior unsecured Medium-Term Notes issued by Credit Suisse. In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in the underlying supplement, any product supplement, prospectus supplement or prospectus, the terms described in this pricing supplement will control.

Certain Definitions

A “trading day” with respect to a Fund means a day, as determined by the calculation agent, on which the relevant stock exchange and each related futures or options exchange with respect to such Fund or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions.

The “relevant stock exchange” for a Fund means the primary exchange or quotation system on which shares (or other applicable securities) of such Fund are traded, as determined by the calculation agent.

The “related futures or options exchange” for a Fund means each exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts (or other applicable securities) relating to such Fund.

Calculation Agent

Credit Suisse International, one of our subsidiaries, will act as calculation agent for the securities and may appoint agents to assist it in the performance of its duties. Pursuant to a calculation agent agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine whether the securities are automatically called prior to stated maturity, the amount of the payment you receive upon automatic call or at stated maturity and the contingent coupons, if any. In addition, the calculation agent will, among other things:

•	determine whether a market disruption event has occurred;
•	determine the fund closing prices of the Funds under certain circumstances;
•	determine if adjustments are required to the fund closing price of a Fund under various circumstances; and
•	if a Fund undergoes a liquidation event, select a successor fund (as defined below) or, if no successor fund is available, determine the fund closing price of such Fund.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.

Market Disruption Events

A “market disruption event” with respect to a Fund means any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchange or otherwise relating to the shares (or other applicable securities) of such Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such relevant stock exchange or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of such Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

PRS-25

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Biotech ETF and the SPDR® S&P 500® ETF Trust due October 27, 2023

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of such Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of such Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)	The closure of the relevant stock exchange or any related futures or options exchange with respect to such Fund or any successor fund prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at the close of trading on that day.

(F)	The relevant stock exchange or any related futures or options exchange with respect to such Fund or any successor fund fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to a Fund:

(1)	“close of trading” means the scheduled closing time of the relevant stock exchange with respect to such Fund or any successor fund; and

(2)	the “scheduled closing time” of the relevant stock exchange or any related futures or options exchange on any trading day for such Fund or any successor fund means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours.

If a market disruption event occurs or is continuing with respect to a Fund on any calculation day, then such calculation day for such Fund will be postponed to the first succeeding trading day for such Fund on which a market disruption event for such Fund has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day for such Fund after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day for such Fund. If a calculation day has been postponed eight trading days for a Fund after the originally scheduled calculation day and a market disruption event occurs or is continuing with respect to such Fund on such eighth trading day, the calculation agent will determine the closing price of such Fund on such eighth trading day based on its good faith estimate of the value of the shares (or other applicable securities) of such Fund as of the close of trading on such eighth trading day. Notwithstanding a postponement of a calculation day for one Fund due to a market disruption event with respect to such Fund, the originally scheduled calculation day will remain the calculation day for the other Fund if such other Fund is not affected by a market disruption event.

Anti-dilution Adjustments Relating to the Funds; Alternate Calculation

Anti-dilution Adjustments

The calculation agent will adjust the adjustment factor for a Fund as specified below if any of the events specified below occurs with respect to such Fund and the effective date or ex-dividend date, as applicable, for such event is after the pricing date and on or prior to the final calculation day.

The adjustments specified below do not cover all events that could affect a Fund, and there may be other events that could affect a Fund for which the calculation agent will not make any such adjustments, including, without limitation, an ordinary cash dividend. Nevertheless, the calculation agent may, in its sole discretion, make additional adjustments to any terms of the securities upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, a Fund, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the securities. In addition, the calculation agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the calculation agent determines that such adjustments do not properly reflect the economic consequences of the events specified in this pricing supplement or would not preserve the relative investment risks of the securities. All determinations made by the calculation agent in making any adjustments to the terms of the securities, including adjustments that are in addition to, or that differ from, those described in this pricing supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an

PRS-26

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Biotech ETF and the SPDR® S&P 500® ETF Trust due October 27, 2023

equitable result. In determining whether to make any adjustment to the terms of the securities, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on such Fund.

For any event described below, the calculation agent will not be required to adjust the adjustment factor for a Fund unless the adjustment would result in a change to the adjustment factor then in effect for such Fund of at least 0.10%. The adjustment factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred, then once such split has become effective, the adjustment factor for such Fund will be adjusted to equal the product of the prior adjustment factor of such Fund and the number of securities which a holder of one share (or other applicable security) of such Fund before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)	Stock Dividends

If a dividend or distribution of shares (or other applicable securities) to which the securities are linked has been made by a Fund ratably to all holders of record of such shares (or other applicable security), then the adjustment factor for such Fund will be adjusted on the ex-dividend date to equal the prior adjustment factor of such Fund plus the product of the prior adjustment factor of such Fund and the number of shares (or other applicable security) of such Fund which a holder of one share (or other applicable security) of such Fund before the ex-dividend date would have owned or been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of such Fund paid or distributed is based on a fixed cash equivalent value.

(C)	Extraordinary Dividends

If an extraordinary dividend (as defined below) has occurred, then the adjustment factor for such Fund will be adjusted on the ex-dividend date to equal the product of the prior adjustment factor for such Fund and a fraction, the numerator of which is the closing price per share (or other applicable security) of such Fund on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price per share (or other applicable security) of such Fund on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).

For purposes of determining whether an extraordinary dividend has occurred with respect to a Fund:

(1)	“extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the calculation agent determines, in its sole discretion, is extraordinary or special; and
(2)	“extraordinary dividend amount” with respect to an extraordinary dividend for the securities of such Fund will equal the amount per share (or other applicable security) of such Fund of the applicable cash dividend or distribution that is attributable to the extraordinary dividend, as determined by the calculation agent in its sole discretion.

A distribution on the securities of such Fund described below under the section entitled “—Reorganization Events” below that also constitutes an extraordinary dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)	Other Distributions

If a Fund declares or makes a distribution to all holders of the shares (or other applicable security) of such Fund of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the calculation agent may, in its sole discretion, make such adjustment (if any) to the adjustment factor of such Fund as it deems appropriate in the circumstances. If the calculation agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of the securities that results solely from the applicable event.

(E)	Reorganization Events

If a Fund, or any successor fund, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and such Fund is not the surviving entity (a “reorganization event”), then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the adjustment factor of such Fund or the method of determining the payment at maturity, whether the securities are automatically called prior to stated maturity, whether a contingent coupon will be paid or any other terms of the securities as the calculation agent determines appropriate to account for the economic effect on the securities of such event, and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that

PRS-27

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Biotech ETF and the SPDR® S&P 500® ETF Trust due October 27, 2023

it could make will produce a commercially reasonable result, then the calculation agent may deem such event a liquidation event (as defined below).

Liquidation Events

If a Fund is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund exists that the calculation agent determines, in its sole discretion, to be comparable to such Fund, then, upon the calculation agent’s notification of that determination to the trustee and Credit Suisse, any subsequent fund closing price for such Fund will be determined by reference to the fund closing price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor fund”), with such adjustments as the calculation agent determines are appropriate to account for the economic effect of such substitution on holders of the securities.

If a Fund undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any fund closing price of such Fund is to be determined and the calculation agent determines that no successor fund is available at such time, then the calculation agent will, in its discretion, calculate the fund closing price for such Fund on such date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such Fund, provided that if the calculation agent determines in its discretion that it is not practicable to replicate such Fund (including but not limited to the instance in which the relevant tracked index sponsor discontinues publication of the relevant tracked index), then the calculation agent will calculate the fund closing price for such Fund in accordance with the formula last used to calculate such fund closing price before such liquidation event, but using only those securities that were held by such Fund immediately prior to such liquidation event without any rebalancing or substitution of such securities following such liquidation event.

If a successor fund is selected or the calculation agent calculates the fund closing price as a substitute for such Fund, such successor fund or fund closing price will be used as a substitute for such Fund for all purposes, including for purposes of determining whether a market disruption event exists. Notwithstanding these alternative arrangements, a liquidation event with respect to such Fund may adversely affect the value of the securities.

If any event is both a reorganization event and a liquidation event, such event will be treated as a reorganization event for purposes of the securities unless the calculation agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.

Alternate Calculation

If at any time the method of calculating a Fund or a successor fund, or the relevant tracked index, is changed in a material respect, or if a Fund or a successor fund is in any other way modified so that such Fund does not, in the opinion of the calculation agent, fairly represent the price of the securities of such Fund or such successor fund had such changes or modifications not been made, then the calculation agent may, at the close of business in New York City on the date that any fund closing price is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of such Fund comparable to such Fund or such successor fund, as the case may be, as if such changes or modifications had not been made, and calculate the fund closing price for such Fund and the redemption amount and determine whether the securities are automatically called prior to stated maturity and whether a contingent coupon will be paid with reference to such adjusted closing price of such Fund or such successor fund, as applicable.

Events of Default and Acceleration

If an event of default with respect to the securities has occurred and is continuing, the amount payable to a holder of a security upon any acceleration permitted by the securities, with respect to each security, will be equal to the redemption amount, calculated as provided herein, plus a portion of a final contingent coupon, if any. The redemption amount and final contingent coupon will be calculated as though the date of acceleration were the final calculation day. The final contingent coupon, if any, will be prorated from and including the immediately preceding contingent coupon payment date to, but excluding, the date of acceleration.

PRS-28

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Biotech ETF and the SPDR® S&P 500® ETF Trust due October 27, 2023

The SPDR® S&P® Biotech ETF

The SPDR® S&P® Biotech ETF is managed by SSGA Funds Management, Inc. The SPDR® S&P® Biotech ETF seeks to provide investment results that, before fees and expenses, correspond generally to the total return performance of the S&P® Biotechnology Select Industry Index.

Information provided to or filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57793 and 811-08839 and can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. None of such publicly available information is incorporated by reference into this pricing supplement. The SPDR® S&P® Biotech ETF is listed on the NYSE Arca, Inc. under the ticker symbol “XBI.”

This pricing supplement relates only to the securities offered hereby and does not relate to the SPDR® S&P® Biotech ETF. We have derived all disclosures contained in this pricing supplement regarding the SPDR® S&P® Biotech ETF from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor any agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the SPDR® S&P® Biotech ETF. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the SPDR® S&P® Biotech ETF in connection with the offer and sale of securities. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the SPDR® S&P® Biotech ETF (and therefore the price of the SPDR® S&P® Biotech ETF at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the SPDR® S&P® Biotech ETF could affect the payment at maturity, if any, with respect to the securities and therefore the trading prices of the securities.

We and/or our affiliates may presently or from time to time engage in business with the SPDR® S&P® Biotech ETF. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the SPDR® S&P® Biotech ETF, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the SPDR® S&P® Biotech ETF. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.

The S&P® Biotechnology Select Industry Index

All information contained in this pricing supplement regarding the S&P® Biotechnology Select Industry Index (the “Index”), including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”). S&P Dow Jones has no obligation to continue to publish, and may discontinue the publication of, the Index.

The Index is a capped modified equal-weighted index (subject to concentration and liquidity requirements) that is designed to measure the performance of the Global Industry Classification Standard (“GICS®”) biotechnology sub-industry group of the S&P® Total Market Index (the “S&P TM Index”). The Index may also include companies in the following supplementary sub-industry: life sciences tools & services. Membership is based on a company’s GICS® classification, as well as liquidity and market capitalization requirements. The Index is reported by Bloomberg L.P. under the ticker symbol “SPSIBI.”

The Index is one of the S&P Select Industry Indices (collectively, the “Select Industry Indices” and each, a “Select Industry Index”), each designed to measure the performance of a sub-industry or group of sub-industries based on GICS®. All members of the Select Industry Indices are selected from the S&P TM Index. For additional information on the methodology of the S&P Select Industry Indices, please see “The Reference Indices—The S&P Dow Jones Indices—The S&P Select Industry Indices” in the accompanying underlying supplement.

PRS-29

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Biotech ETF and the SPDR® S&P 500® ETF Trust due October 27, 2023

Historical Information

We obtained the fund closing prices of the SPDR® S&P® Biotech ETF listed below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily fund closing prices of the SPDR® S&P® Biotech ETF for the period from January 4, 2016 to September 27, 2021. The fund closing price on September 27, 2021 was $131.91. The historical performance of the SPDR® S&P® Biotech ETF should not be taken as an indication of the future performance of the SPDR® S&P® Biotech ETF during the term of the securities.

PRS-30

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Biotech ETF and the SPDR® S&P 500® ETF Trust due October 27, 2023

SPDR® S&P 500® ETF Trust

The SPDR® S&P 500® ETF Trust is managed by State Street Global Advisors Trust Company. The SPDR® S&P 500® ETF Trust is a unit investment trust that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the S&P 500® Index.

Information provided to or filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 033-46080 and 811-06125 and can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. None of such publicly available information is incorporated by reference into this pricing supplement. Shares of the SPDR® S&P 500® ETF Trust are listed on the NYSE Arca, Inc. under the ticker symbol “SPY.”

This pricing supplement relates only to the securities offered hereby and does not relate to the SPDR® S&P 500® ETF Trust. We have derived all disclosures contained in this pricing supplement regarding the SPDR® S&P 500® ETF Trust from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor any agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the SPDR® S&P 500® ETF Trust. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the SPDR® S&P 500® ETF Trust in connection with the offer and sale of securities. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the SPDR® S&P 500® ETF Trust (and therefore the price of the SPDR® S&P 500® ETF Trust at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the SPDR® S&P 500® ETF Trust could affect the payment at maturity, if any, with respect to the securities and therefore the trading prices of the securities.

We and/or our affiliates may presently or from time to time engage in business with the SPDR® S&P 500® ETF Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the SPDR® S&P 500® ETF Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the SPDR® S&P 500® ETF Trust. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.

For additional information on the methodology of the S&P 500® Index, please see “The Reference Indices—The S&P Dow Jones Indices—The S&P U.S. Indices—The S&P 500® Index” in the accompanying underlying supplement.

PRS-31

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Biotech ETF and the SPDR® S&P 500® ETF Trust due October 27, 2023

Historical Information

We obtained the fund closing prices of the SPDR® S&P 500® ETF Trust listed below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily fund closing prices of the SPDR® S&P 500® ETF Trust for the period from January 4, 2016 to September 27, 2021. The fund closing price on September 27, 2021 was $442.64. The historical performance of the SPDR® S&P 500® ETF Trust should not be taken as an indication of the future performance of the SPDR® S&P 500® ETF Trust during the term of the securities.

PRS-32

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Biotech ETF and the SPDR® S&P 500® ETF Trust due October 27, 2023

United States Federal Tax Considerations

This discussion supplements and, to the extent inconsistent therewith, supersedes the discussion in the accompanying product supplement under “United States Federal Tax Considerations.”

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the securities. In the opinion of our counsel, Davis Polk & Wardwell LLP, it is reasonable under current law to treat the securities for U.S. federal income tax purposes as prepaid financial contracts with associated coupons that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. However, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible that could materially affect the timing and character of income or loss you recognize on the securities. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result:

•	Any coupons paid on the securities should be taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

•	Upon a sale or other disposition (including retirement) of a security, you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. For this purpose, the amount realized does not include any coupon paid on retirement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities, and the IRS or a court might not agree with the treatment described herein. In particular, the securities might be determined to be contingent payment debt instruments, in which case the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized, might be materially and adversely affected. Moreover, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. The U.S. federal income tax treatment of the coupons is unclear. Subject to the discussion below and in the accompanying product supplement under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” and “United States Federal Tax Considerations—FATCA,” we currently do not intend to treat coupons paid to a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities as subject to U.S. federal withholding tax, provided that the Non-U.S. Holder complies with applicable certification requirements. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold at a rate of up to 30% on such payments.

Moreover, as discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code generally imposes a 30% withholding tax on “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Treasury regulations under Section 871(m), as modified by an IRS notice, exclude from their scope financial instruments issued prior to January 1, 2023 that do not have a “delta” of one with respect to any U.S. equity. Based on the terms of the securities and representations provided by us as of the date of this preliminary pricing supplement, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. equity and, therefore, should not be subject to withholding tax under Section 871(m). However, the final determination regarding the treatment of the securities under Section 871(m) will be made as of the pricing date for the securities and it is possible that the securities will be subject to withholding tax under Section 871(m) based on circumstances on that date.

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this determination. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

PRS-33

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Biotech ETF and the SPDR® S&P 500® ETF Trust due October 27, 2023

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax advisor regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-34

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Biotech ETF and the SPDR® S&P 500® ETF Trust due October 27, 2023

Appendix

The material included in this Appendix was prepared by WFS and will be distributed to investors in connection with the offering of the securities described in this pricing supplement. This material does not constitute terms of the securities. Instead, the securities will have the terms specified in the prospectus, the prospectus supplement, the product supplement and the underlying supplement, as supplemented or superseded by this pricing supplement.

PRS-35

Market Linked Securities

Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

This material was prepared by Wells Fargo Securities, LLC, a registered broker-dealer and separate non-bank affiliate of Wells Fargo & Company. This material is not a product of Wells Fargo & Company research departments. Please see the relevant offering materials for complete product descriptions, including related risk and tax disclosure.

MARKET LINKED SECURITIES – AUTO-CALLABLE WITH CONTINGENT COUPON AND CONTINGENT DOWNSIDE LINKED TO THE LOWEST PERFORMING UNDERLYING ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY OF THE UNITED STATES OR ANY OTHER JURISDICTION.

Market Linked Securities – Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying have complex features and are not appropriate for all investors. Before deciding to make an investment, you should read and understand the applicable preliminary pricing supplement and other related offering documents provided by the applicable issuer.

Market Linked Securities – Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

Market Linked Securities – Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying (“these Market Linked Securities”) offer the potential to receive contingent coupon payments at a higher rate than the issuer would pay on ordinary debt securities of comparable maturity. In exchange, these Market Linked Securities are subject to greater risks than ordinary debt securities, including the risk that one or more, or all, contingent coupon payments may not be paid and the risk that you may lose a significant portion, or possibly all, of your investment at maturity. The contingent coupon payments and the risk of loss at maturity will depend on the performance of the lowest performing of two or more specified market measures, which may be indices or exchange-traded funds (the “underlyings”). If the closing level of the lowest performing underlying has not declined below a specified threshold level on a designated calculation day, you will receive a contingent coupon payment on the related payment date; however, if the lowest performing underlying has declined below its threshold level, you will not receive a contingent coupon payment for that payment date. If the lowest performing underlying has declined below a specified threshold level on the final calculation day, you will incur a loss at maturity equal to the full decline of the lowest performing underlying. If the lowest performing underlying is flat or has appreciated as of a designated call date, these Market Linked Securities will be automatically called prior to maturity, ending the potential to receive any future contingent coupon payments.

These Market Linked Securities are designed for investors who seek the potential for contingent coupon payments at a higher rate than the rate the issuer would pay on ordinary debt securities of comparable maturity and, in exchange, are willing to assume the downside risk of the lowest performing underlying. Although investors will be exposed to the downside risk of the lowest performing underlying, investors will not participate in any appreciation of any underlying. The return on these Market Linked Securities will depend solely on the performance of the underlying that is the lowest performing underlying on each calculation day. Therefore, investors will be adversely affected if any underlying declines below its threshold level, even if the other underlying(s) perform favorably. If the issuer defaults on its payment obligations, you could lose your entire investment.

These Market Linked Securities are unsecured debt obligations of the issuer. You will have no ability to pursue any underlying or any assets included in any underlying for payment.

2| Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

Market Linked Securities – Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

Unlike ordinary debt securities, these Market Linked Securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at maturity, and are subject to potential automatic call prior to maturity upon the terms described below. Whether these Market Linked Securities pay a contingent coupon, whether they are automatically called prior to maturity, and, if they are not automatically called, whether you are repaid your principal at maturity will depend, in each case, on the performance of the lowest performing underlying. The lowest performing underlying on each calculation day is the underlying that has the lowest closing level on that calculation day as a percentage of its starting level (i.e., its closing level divided by its starting level).

The key features of these Market Linked Securities are described below.

•	Contingent coupon payments: These Market Linked Securities provide for contingent coupon payments on periodic contingent coupon payment dates (typically occurring quarterly, semi-annually or annually throughout the term of these Market Linked Securities). On each contingent coupon payment date, you will receive a contingent coupon payment if, and only if, the closing level of the lowest performing underlying on the related calculation day (typically three to five business days prior to the contingent coupon payment date) has not declined below a specified threshold level. If the closing level of the lowest performing underlying is less than its threshold level on a given calculation day, you will not receive a contingent coupon payment on the related contingent coupon payment date. If the closing level of the lowest performing underlying is less than its threshold level on every calculation day, you will not receive any contingent coupon payments throughout the entire term of these Market Linked Securities.
•	Automatic call: These Market Linked Securities will be subject to automatic call prior to maturity on specified call dates (which are generally a subset of the calculation days, typically beginning after a specified “non-call period”). If the closing level of the lowest performing underlying on any call date is greater than or equal to its closing level on the pricing date (its starting level), these Market Linked Securities will be automatically called, and on the related call settlement date (typically three to five business days after the relevant call date), you will receive a cash payment equal to the original offering price, plus a final contingent coupon payment, and no further payments will be made. The automatic call feature limits your potential to receive contingent coupon payments over the full term of the securities if the lowest performing underlying has appreciated as of a designated call date. If these Market Linked Securities have a non-call period, you have the ability to receive contingent coupon payments during such non-call period, if the closing level of the lowest performing underlying on a calculation day during such non-call period has not declined below its threshold level.
•	Potential loss of principal: If these Market Linked Securities are not automatically called prior to maturity, you will be repaid your principal at maturity if, and only if, the closing level of the lowest performing underlying on the final calculation day (its ending level) has not declined below a specified threshold level. If these Market Linked Securities are not automatically called prior to maturity and the ending level of the lowest performing underlying is less than its threshold level, you will have full downside exposure to the decline in the level of the lowest performing underlying from its starting level, and you will incur a significant loss at maturity.

The threshold level for each underlying will be less than its starting level. A particular issuance of these Market Linked Securities may specify a single threshold level (for each underlying) that is applicable to both the contingent coupon payments and the contingent repayment of principal at maturity, or it may specify two different threshold levels (i.e., a coupon threshold level applicable to the contingent coupon payments and a separate downside threshold level applicable to the contingent repayment of principal at maturity).

Any return on these Market Linked Securities will be limited to the sum of the contingent coupon payments, if any. Investors will not participate in any appreciation of any underlying, but will be fully exposed to any decline of the lowest performing underlying, if its ending level is less than its threshold level.

The return on these Market Linked Securities will depend solely on the performance of the underlying that is the lowest performing underlying on each calculation day and/or call date. Investors will not benefit in any way from the performance of the better performing underlying(s). Therefore, investors will be adversely affected if any underlying declines below its threshold level(s), even if the other underlying(s) perform favorably. These Market Linked Securities are riskier than they would otherwise be if they were linked to only one of the underlyings or linked to a basket composed of each underlying. These Market Linked Securities will be subject to the full risks of each underlying, with no offsetting benefit from the better performing underlying(s).

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying | 3

Determining payment on a contingent coupon payment date, call settlement date, or at maturity

Unless these Market Linked Securities are previously called, on each contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the closing level of the lowest performing underlying on the related calculation day.

On each call date, these Market Linked Securities may be automatically called depending on the closing level of the lowest performing underlying on that call date. The diagram below illustrates how to determine whether these Market Linked Securities will be automatically called and the payment upon automatic call (in additional to a final contingent coupon payment) assuming an offering price of $1,000 per security.

If these Market Linked Securities have not been called prior to maturity, the payment at maturity will be based on the ending level, threshold level, and starting level of the lowest performing underlying on the final calculation day. The diagram below illustrates how to determine the payment at maturity (in addition to a final contingent coupon payment, if any) assuming an offering price of $1,000 per security.

4| Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

Hypothetical examples

The examples below are hypothetical and are provided for informational purposes only. They are not intended to represent any specific return, yield, or investment. They do not illustrate all possible outcomes and they are not indicative of future results. The examples illustrate the contingent coupon payments, the automatic call feature and, if an automatic call does not occur, the payment at maturity of these Market Linked Securities, assuming the following terms:

Term:	Three years, unless earlier automatically called
Original Offering Price:	$1,000 per Market Linked Security
Calculation Days/Contingent Coupon Payment Dates:	Semi-annually
Call Dates:	Semi-annually (on each calculation day starting approximately one year after issuance)
Contingent Coupon Rate:	7.00% per annum (or 3.5% per semi-annual period)
Threshold Level:	With respect to each underlying, 70% of its starting level

The examples below assume that these Market Linked Securities are linked to the lowest performing of two underlyings. However, a particular issuance of these Market Linked Securities may be linked to the lowest performing of three or more underlyings. With more underlyings, you will be exposed to a greater risk of not receiving contingent coupon payments, and of incurring a significant loss on your investment at maturity.

The first two hypothetical examples below illustrate scenarios in which these Market Linked Securities are automatically called on a call date prior to maturity. The third and fourth hypothetical examples below illustrate scenarios in which these Market Linked Securities are not automatically called and the payment at maturity is based on the performance of the lowest performing underlying from its starting level to its ending level.

In the examples below, the color blue indicates that the closing level of the lowest performing underlying is greater than or equal to its starting level; the color green indicates that the closing level of the lowest performing underlying is less than its starting level, but greater than or equal to its threshold level; and the color red indicates that the closing level of the lowest performing underlying is less than its threshold level. The lowest performing underlying on a given calculation day is the underlying that had the lowest closing level on that calculation day as a percentage of its starting level (i.e., its closing level divided by its starting level).

Example 1: These Market Linked Securities are automatically called on the first call date.

Calculation Day/ Call Date	Closing level of Underlying 1 (% of its starting level)	Closing level of Underlying 2 (% of its starting level)	Payment (% of original offering price)
6 months from the pricing date	105%	115%	Contingent coupon payment date: 3.5%
1 year from the pricing date (first call date)	110%	120%	Call settlement date: 103.5%

Because of the one-year non-call period, even though the closing level of the lowest performing underlying was greater than its starting level on the first calculation day (six months from the pricing date), these Market Linked Securities would not be automatically called, and you would receive a contingent coupon payment on the related contingent coupon payment date. Because the closing level of the lowest performing underlying on the first call date (one year from the pricing date) is greater than its starting level, these Market Linked Securities would be automatically called on the first call date. On the related call settlement date, you would receive $1,035.00 per Market Linked Security, which is equal to the original offering price plus the contingent coupon payment due on the call settlement date (which is also a contingent coupon payment date). No further amounts will be owed to you under these Market Linked Securities.

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying | 5

Example 2: These Market Linked Securities are automatically called on the third call date.

Calculation Day/ Call Date	Closing level of Underlying 1 (% of its starting level)	Closing level of Underlying 2 (% of its starting level)	Payment (% of original offering price)
6 months from the pricing date	105%	60%	Contingent coupon payment date: 0.0%
1 year from the pricing date (first call date)	107%	65%	Contingent coupon payment date: 0.0%
18 months from the pricing date	110%	69%	Contingent coupon payment date: 0.0%
2 years from the pricing date	115%	105%	Call settlement date: 103.5%

Because the closing level of the lowest performing underlying is less than its threshold level on the first three calculation days (and first two call dates), these Market Linked Securities would not be automatically called and you would not receive a contingent coupon payment on those dates, even though the closing level of the better performing underlying on those dates was greater than its threshold level. Because the closing level of the lowest performing underlying on the third call date is greater than its starting level, these Market Linked Securities would be automatically called on that call date. On the related call settlement date, you would receive $1,035.00 per Market Linked Security, which is equal to the original offering price plus the contingent coupon payment due on the call settlement date (which is also a contingent coupon payment date). No further amounts will be owed to you under these Market Linked Securities.

As this example illustrates, whether you receive a contingent coupon payment, and whether these Market Linked Securities are automatically called on a contingent coupon payment date will depend solely on the closing level of the lowest performing underlying on the relevant calculation day and/or call date. The performance of the better performing underlying is not relevant to your return on these Market Linked Securities.

Example 3: These Market Linked Securities are NOT automatically called prior to maturity and the ending level of the lowest performing underlying is greater than its threshold level.

Calculation Day/ Call Date	Closing level of Underlying 1 (% of its starting level)	Closing level of Underlying 2 (% of its starting level)	Payment (% of original offering price)
6 months from the pricing date	90%	120%	Contingent coupon payment date: 3.5%
1 year from the pricing date (first call date)	101%	80%	Contingent coupon payment date: 3.5%
18 months from the pricing date	80%	65%	Contingent coupon payment date: 0.0%
2 years from the pricing date	60%	90%	Contingent coupon payment date: 0.0%
30 months from the pricing date	65%	95%	Contingent coupon payment date: 0.0%
3 years from the pricing date	75% (ending level)	110% (ending level)	Maturity date: 103.5%

Because the closing level of the lowest performing underlying is less than its starting level on each call date, these Market Linked Securities would not be automatically called prior to maturity. The closing level of the lowest performing underlying is greater than its threshold level on three of the six calculation days, resulting in a contingent coupon payment on three of the contingent coupon payment dates (including the maturity date), but no contingent coupon payment on the other three contingent coupon payment dates. On the final calculation day, because the ending level of the lowest performing underlying is greater than its threshold level, on the maturity date you would receive $1,035.00 per Market Linked Security, which is equal to the original offering price plus the contingent coupon payment due on the maturity date (which is also a contingent coupon payment date).

6| Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

Example 4: These Market Linked Securities are NOT automatically called prior to maturity and the ending level of the lowest performing underlying is less than its threshold level.

Calculation Day/ Call Date	Closing level of Underlying 1 (% of its starting level)	Closing level of Underlying 2 (% of its starting level)	Payment (% of original offering price)
6 months from the pricing date	80%	68%	Contingent coupon payment date: 0.0%
1 year from the pricing date (first call date)	100%	65%	Contingent coupon payment date: 0.0%
18 months from the pricing date	90%	62%	Contingent coupon payment date: 0.0%
2 years from the pricing date	110%	55%	Contingent coupon payment date: 0.0%
30 months from the pricing date	120%	45%	Contingent coupon payment date: 0.0%
3 years from the pricing date	130% (ending level)	50% (ending level)	Maturity date: 50.0%

Because the closing level of the lowest performing underlying is less than its threshold level on each calculation day and call date, these Market Linked Securities would not be automatically called prior to maturity, and would not pay a contingent coupon payment on any contingent coupon payment date. On the final calculation day, because the ending level of the lowest performing underlying is less than its threshold level, you would incur a loss on your investment equal to the full decline of the lowest performing underlying from its starting level to its ending level. Your payment at maturity in this example would be calculated as follows (assuming Underlying 2, which was the lowest performing underlying on the final calculation day, had a hypothetical starting level of 1,000 and a hypothetical ending level of 500):

On the stated maturity date, you would receive $500.00 per Market Linked Security, resulting in a loss of 50%.

This example illustrates that you will not participate in any appreciation of either underlying, but will be fully exposed to the depreciation of the lowest performing underlying, if its ending level on the final calculation day is less than its threshold level, even if the ending level of the other underlying has appreciated or has not declined below its respective threshold level.

All payments on these Market Linked Securities are subject to the ability of the issuer to make such payments to you when they are due, and you will have no ability to pursue any underlying or any asset included in any underlying for payment. If the issuer defaults on its payment obligations, you could lose your entire investment.

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying | 7

This information, including the graph to the right, is hypothetical and is provided for informational purposes only. It is not intended to represent any specific return, yield or investment, nor is it indicative of future results. The graph illustrates the potential payment at maturity on these Market Linked Securities (excluding the final contingent coupon payment, if any), assuming these Market Linked Securities have not been automatically called prior to maturity. This graph does not take into account contingent coupon payments, if any, received during the term of these Market Linked Securities. As evidenced in this graph, in no event will you have a positive rate of return based solely on the payment at maturity; any positive return will be based solely on the contingent coupon payments, if any.

Estimated value of Market Linked Securities – Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

The original offering price of these Market Linked Securities will include certain costs that are borne by you. Because of these costs, the estimated value of these Market Linked Securities on the pricing date will be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), and hedging and other costs associated with the offering and costs relating to the issuer’s funding considerations for debt of this type. See “General risks and investment considerations” herein and the applicable pricing supplement for more information.

The issuer will disclose the estimated value of these Market Linked Securities in the applicable pricing supplement. The estimated value of these Market Linked Securities will be determined by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on these Market Linked Securities, which combination consists of a non-interest bearing, fixed-income bond and one or more derivative instruments underlying the economic terms of these Market Linked Securities. You should read the applicable pricing supplement for more information about the estimated value of these Market Linked Securities and how it is determined.

8| Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

Which investments are right for you?

It is important to read and understand the applicable preliminary pricing supplement and other related offering documents, and consider several factors before making an investment decision.

An investment in these Market Linked Securities may help you modify your portfolio’s risk-return profile to more closely reflect your market views. However, at maturity you may incur a loss on your investment, and you will forgo guaranteed interest payments and any return in excess of the contingent coupon payments, if any.

These Market Linked Securities are not appropriate for all investors, but may be appropriate for investors who:

•	Seek the potential for contingent coupon payments at a higher rate than the issuer would pay on ordinary debt securities of comparable maturity and, in exchange, are willing to assume the risk of not receiving some or any contingent coupon payments and the downside risk of the lowest performing underlying if the lowest performing underlying declines below its threshold level
•	Seek to supplement their existing investments with the return profile provided by these Market Linked Securities

You can find a discussion of risks and investment considerations on the next page and in the preliminary pricing supplement and other related offering documents for these Market Linked Securities. The following questions, which you should review with your financial advisor, are intended to initiate a conversation about whether these Market Linked Securities are right for you.

•	Are you dependent on your investments for current income? Can you accept the risk that these Market Linked Securities may not pay one or more, or any, contingent coupon payments?
•	Are you comfortable with the potential loss of a significant portion, and possibly all, of your initial investment as a result of a decline of the lowest performing underlying below its threshold level?
•	Are you comfortable accepting the full downside risks of each underlying?
•	What is your time horizon? Do you foresee liquidity needs? Will you be able to hold these investments until maturity or earlier automatic call?
•	Are you willing to forgo participation in any appreciation of any underlying?
•	What is your sensitivity to the tax treatment for your investments?
•	Are you willing to accept the credit risk of the applicable issuer?

Before making an investment decision, please work with your financial advisor to determine which investment products may be appropriate given your financial situation, investment goals, and risk profile.

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying | 9

General risks and investment considerations

These Market Linked Securities have complex features and are not appropriate for all investors. They involve a variety of risks and may be linked to a variety of different underlyings. Each of these Market Linked Securities and each underlying will have its own unique set of risks and investment considerations. Before you invest in these Market Linked Securities, you should thoroughly review the relevant preliminary pricing supplement and other related offering documents for a comprehensive discussion of the risks associated with the investment. The following are general risks and investment considerations applicable to these Market Linked Securities:

•	Principal risk. These Market Linked Securities are not structured to repay your full original offering price on the stated maturity date. If these Market Linked Securities are not automatically called and the ending level of the lowest performing underlying is less than its threshold level, you will be fully exposed to the decline of the lowest performing underlying from its starting level to its ending level and the payment you receive at maturity will be less than the original offering price of these Market Linked Securities. Under these circumstances, you will lose a substantial portion, and possibly all, of your investment.
•	Contingent coupon risk. These Market Linked Securities do not provide for fixed payments of interest. If the closing level of the lowest performing underlying is less than its threshold level on a given calculation day, you will not receive a contingent coupon payment on the related contingent coupon payment date. If the closing level of the lowest performing underlying is less than its threshold level on every calculation day, you will not receive any contingent coupon payments throughout the entire term of these Market Linked Securities.
•	Limited return potential. Even though you will be fully exposed to any decline in the level of the lowest performing underlying, if its ending level is below its threshold level, you will not participate in any increase in the level of any underlying over the term of these Market Linked Securities. Your maximum possible return on these Market Linked Securities will be limited to the sum of the contingent coupon payments you receive, if any.
•	Automatic call risk. If these Market Linked Securities are automatically called, the term of these Market Linked Securities will be less than the full term to maturity. The automatic call feature will limit your potential to receive contingent coupon payments over the full term of these Market Linked Securities if the closing level of the lowest performing underlying is greater than or equal to its starting level as of a designated call date. If these Market Linked Securities are automatically called, there is no guarantee that you would be able to reinvest the proceeds at a comparable return for a similar level of risk.
•	Lowest performing underlying risk. These Market Linked Securities are subject to the full risks of each underlying and will be negatively affected if any underlying declines below its threshold level, even if the other underlying(s) perform favorably. You will not benefit in any way from the performance of the better performing underlying(s). These Market Linked Securities are not linked to a basket composed of the underlyings, where the better performance of one underlying could offset the poor performance of the other underlying(s). Instead, you are subject to the full risks of whichever underlying is the lowest performing underlying on each calculation day and/or call date. As a result, these Market Linked Securities are riskier than they would otherwise be if they were linked to only one of the underlyings or linked to a basket composed of each underlying.
•	Correlation risk. It is generally preferable from your perspective for the underlyings to be correlated with each other during the term of these Market Linked Securities, so that their levels will tend to increase or decrease at similar times and by similar magnitudes. By investing in these Market Linked Securities, you assume the risk that the underlyings will not exhibit this relationship. If the underlyings have low historical correlation, these Market Linked Securities will typically offer a higher contingent coupon rate, but it will be more likely that one of the underlyings will be performing poorly at any time over the term of these Market Linked Securities. All that is necessary for these Market Linked Securities to perform poorly is for one of the underlyings to decline below its threshold level; the performance of the better performing underlying(s) is not relevant to your return.
•	Liquidity risk. These Market Linked Securities are not appropriate for investors who may have liquidity needs prior to maturity. These Market Linked Securities are not listed on any securities exchange and are generally illiquid instruments. Neither Wells Fargo Securities nor any other person is required to maintain a secondary market for these Market Linked Securities. Accordingly, you may be unable to sell your Market Linked Securities prior to their maturity date. If you choose to sell these Market Linked Securities prior to maturity, assuming a buyer is available, you may receive less in sale proceeds than the original offering price.
•	Market value uncertain. These Market Linked Securities are not appropriate for investors who need their investments to maintain a stable value during their term. The value of your Market Linked Securities prior to maturity or automatic call will be affected by numerous factors, such as performance, volatility, dividend rate of the underlyings (if applicable), interest rates, the time remaining to maturity, the correlation between the underlyings, and the applicable issuer’s creditworthiness. The value of these Market Linked Securities will also be limited by the automatic call feature.
•	Costs to investors. The original offering price of these Market Linked Securities will include certain costs that are borne by you. These costs will adversely affect the economic terms of these Market Linked Securities and will cause their estimated value on the pricing date to be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), hedging and other costs associated with the offering, and costs relating to the issuer’s funding considerations for debt of this type. These costs will adversely affect any secondary market

10| Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

price for these Market Linked Securities, which may be further reduced by a bid-offer spread. As a result, unless market conditions and other relevant factors change significantly in your favor following the pricing date, any secondary market price for these Market Linked Securities is likely to be less than the original offering price.

•	Credit risk. Any investment in these Market Linked Securities is subject to the ability of the applicable issuer to make payments to you when they are due, and you will have no ability to pursue any underlying or any assets included in any underlying for payment. If the issuer defaults on its payment obligations, you could lose your entire investment. In addition, the actual or perceived creditworthiness of the issuer may affect the value of these Market Linked Securities prior to maturity.
•	Estimated value considerations. The estimated value of these Market Linked Securities that is disclosed in the applicable pricing supplement will be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities. The estimated value will be based on the issuer’s or the underwriter’s proprietary pricing models and assumptions, and certain inputs that may be determined by the issuer or underwriter in its discretion. Because other dealers may have different views on these inputs, the estimated value that is disclosed in the applicable pricing supplement may be higher, and perhaps materially higher, than the estimated value that would be determined by other dealers in the market. Moreover, you should understand that the estimated value that is disclosed in the applicable pricing supplement will not be an indication of the price, if any, at which Wells Fargo Securities or any other person may be willing to buy these Market Linked Securities from you at any time after issuance.
•	Conflicts of interest. Potential conflicts of interest may exist between you and the applicable issuer and/or Wells Fargo Securities. For example, the applicable issuer, Wells Fargo Securities, or one of their respective affiliates may engage in business with companies whose securities are included in an underlying, or may publish research on such companies or an underlying. In addition, the applicable issuer, Wells Fargo Securities, or one of their respective affiliates may be the calculation agent for the purposes of making important determinations that affect the payments on these Market Linked Securities. Finally, the estimated value of these Market Linked Securities may be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities.
•	Effects of trading and other transactions. Trading and other transactions by the applicable issuer, Wells Fargo Securities or one of their respective affiliates could affect the underlyings or the value of these Market Linked Securities.
•	ETF risk. If an underlying is an exchange-traded fund (ETF), it may underperform the index it is designed to track as a result of costs and fees of the ETF and differences between the constituents of the index and the actual assets held by the ETF. In addition, an investment in these Market Linked Securities linked to an ETF involves risks related to the index underlying the ETF, as discussed in the next risk consideration.
•	Index risk. If an underlying is an index, or an ETF that tracks an index, your return on these Market Linked Securities may be adversely affected by changes that the index publisher may make to the manner in which the index is constituted or calculated. Furthermore, if the index represents foreign securities markets, you should understand that foreign securities markets tend to be less liquid and more volatile than U.S. markets, and that there is generally less information available about foreign companies than about companies that file reports with the U.S. Securities and Exchange Commission. Moreover, if the index represents emerging foreign securities markets, these Market Linked Securities will be subject to the heightened political and economic risks associated with emerging markets. If the index includes foreign securities and the level of the index is based on the U.S. dollar value of those foreign securities, these Market Linked Securities will be subject to currency exchange rate risk in addition to the other risks described above, as the level of the index will be adversely affected if the currencies in which the foreign securities trade depreciate against the U.S. dollar.
•	Commodity risk. These Market Linked Securities linked to commodities will be subject to a number of significant risks associated with commodities. Commodity prices tend to be volatile and may fluctuate in ways that are unpredictable and adverse to you. Commodity markets are frequently subject to disruptions, distortions, and changes due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. Moreover, commodity indices may be adversely affected by a phenomenon known as “negative roll yield,” which occurs when future prices of the commodity futures contracts underlying the index are higher than current prices. Negative roll yield can have a significant negative effect on the performance of a commodity index. Furthermore, for commodities that are traded in U.S. dollars, but for which market prices are driven by global demand, any strengthening of the U.S. dollar against relevant other currencies may adversely affect the demand for, and therefore the price of, those commodities.
•	Currency risk. These Market Linked Securities linked to currencies will be subject to a number of significant risks associated with currencies. Currency exchange rates are frequently subject to intervention by governments, which can be difficult to predict and can have a significant impact on exchange rates. Moreover, currency exchange rates are driven by complex factors relating to the economies of the relevant countries that can be difficult to understand and predict. Currencies issued by emerging market governments may be particularly volatile and will be subject to heightened risks.
•	Bond risk. These Market Linked Securities linked to bond indices or exchange-traded funds that are comprised of specific types of bonds with different maturities and qualities will be subject to a number of significant risks associated with bonds. In general, if market interest rates rise, the value of bonds will decline. In addition, if the market perception of the creditworthiness of the relevant bond issuers falls, the value of bonds will generally decline.
•	Tax considerations. You should review carefully the relevant preliminary pricing supplement and other related offering documents and consult your tax advisors regarding the application of the U.S. federal tax laws to your particular circumstances, as well as any tax consequences arising under the laws of any state, local, or non-U.S. jurisdiction.

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying | 11

Always read the preliminary pricing supplement and other related offering documents.

These Market Linked Securities are offered with a preliminary pricing supplement and other related offering documents. Investors should read and consider these documents carefully before investing. Prior to investing, always consult your financial advisor to understand the investment structure in detail.

For more information about these Market Linked Securities and the structures currently available for investment, contact your financial advisor, who can advise you whether or not a particular offering may meet your individual needs and investment requirements.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, a member of FINRA, NYSE, and SIPC, and Wells Fargo Bank, N.A.

Wells Fargo Advisors is a trade name used by Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, members SIPC, separate registered broker-dealers and non-bank affiliates of Wells Fargo & Company.

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